UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2007

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-50706	41-1843131
(Commission File No.)	(IRS Employer Identification No.)

730 Second Avenue

Minneapolis, MN  55402

(Address of principal executive offices and zip code)

(612) 376-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition

On May 4, 2007, Eschelon Telecom, Inc. issued a press release announcing results for the quarter ended March 31, 2007.  A copy of the press release dated May 4, 2007, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Press release dated May 4, 2007.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Eschelon provides a non-GAAP measure of gross profit and adjusted earnings before interest, income taxes, depreciation and amortization.

Management believes that this non-GAAP financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the Company’s core recurring operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period.  The non-GAAP information included in our press release dated May 4, 2007, has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures.  We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our quarterly earnings releases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2007	Eschelon Telecom, Inc.

	/s/	Geoffrey M. Boyd
	By:	Geoffrey M. Boyd
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press release issued by Eschelon Telecom, Inc. on May 4, 2007.